Exhibit 99.1

U.S. Physical Therapy Reports
First Quarter 2008 Results

Revenues and Earnings Increase

HOUSTON--(BUSINESS WIRE)--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the first quarter ended March 31, 2008.

U.S. Physical Therapy’s net revenue increased 30.7% and net income rose 30.4% in the first quarter of 2008 to $2.4 million from $1.8 million in the first quarter of 2007. Earnings per share increased to $.20 from $.16.

First Quarter 2008 compared to First Quarter 2007

  Net revenue from continuing operations increased from $34,620,000 to $45,251,000 due to a 26.6% increase in patient visits from 359,000 to 455,000 and an increase in average net patient revenue per visit of 1.9% from $95.47 to $97.25.
  Total clinic operating costs were $34,452,000 or 76.1% of revenues as compared to $25,976,000 or 75.0% of revenues in the year earlier period. Clinic salaries and related costs as a percentage of net revenue were 53.3% for the recent quarter and 51.8% for the 2007 first quarter. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of revenue were 21.2% versus 21.5%. The provision for doubtful accounts was 1.7% of revenues in the recent quarter and 1.8% in the comparable period in 2007.
  Corporate office costs were $5.1 million in the first quarter of 2008, or 11.2% of net revenue, versus $4.4 million, or 12.6% of revenue, in the first quarter of 2007. Corporate cost excluding stock option and other equity based compensation expense was 10.4% in the recent quarter as compared to 11.6% in the year earlier period.
  Operating income from continuing operations rose 33.8% from $4,287,000 in the first quarter of 2007 to $5,737,000 in the first quarter this year.
  Net income increased 30.4% to $2,385,000 from $1,829,000. Earnings per share rose to $.20 from $.16.

  Same store revenues, for de novo and acquired clinics open for one year or more, increased 5.2%. Same store visits increased by 3.3% while the average net rate per visit increased by 1.9%.

Chris Reading, Chief Executive Officer, said “We have been working very hard to improve our patient volume through the focused efforts of our partners, sales force and management team. We are seeing these efforts bear fruit in our same store growth. Our development activity has picked up and we look forward to a solid year of growth in new facilities, both de novo and acquired.”

Larry McAfee, Chief Financial Officer, noted “U.S. Physical Therapy completed a small acquisition in January with the funding coming from $2,800,000 in financing under the Company’s bank credit agreement.” As of March 31, 2008, the Company had $2,260,000 in net indebtedness based on holding $9,197,000 in cash and cash equivalents and $11,457,000 outstanding in combined bank borrowings and from seller notes.

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, May 8, 2008 to discuss the Company’s first quarter 2008 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 43440922 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic, business, and regulatory conditions including federal and state regulations;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 351 outpatient physical and/or occupational therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

(See Attached Financials)

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended March 31,
	2008	2007

Net patient revenues	$44,197	$34,276
Management contract and other revenues	1,054	344
Net revenues	45,251	34,620

Clinic operating costs:
Salaries and related costs	24,101	17,916
Rent, clinic supplies, contract labor and other	9,603	7,429
Provision for doubtful accounts	748	631
	34,452	25,976

Corporate office costs	5,062	4,357

Operating income from continuing operations	5,737	4,287

Interest and investment income	25	66
Interest expense	(149)	(25)
Minority interests in subsidiary limited partnerships	(1,672)	(1,315)

Income before income taxes from continuing operations	3,941	3,013
Provision for income taxes	1,556	1,169
Net income from continuing operations	2,385	1,844

Discontinued operations:
(Loss) from discontinued operations	-	(24)
Tax benefit from discontinued operations	-	9
	-	(15)
Net income	$2,385	$1,829

Earnings per share:
Basic - income from continuing operations	$0.20	$0.16
Basic - loss from discontinued operations	-	-
Total basic earnings per common share	$0.20	$0.16

Diluted - income from continuing operations	$0.20	$0.16
Diluted - loss from discontinued operations	-	-
Total diluted earnings per common share	$0.20	$0.16

Shares used in computation:
Basic earnings per common share	11,852	11,501
Diluted earnings per common share	11,914	11,589

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Numerator:
Net income from continuing operations	$2,385	$1,844
Net loss from discontinued operations	-	(15)
Net income	$2,385	$1,829

Denominator:
Denominator for basic earnings per share -
weighted-average shares	11,850	11,501
Effect of dilutive securities -
Stock options	62	88
Denominator for diluted earnings per share -
adjusted weighted-average shares and assumed conversions	11,912	11,589

Earnings per share:
Basic - income from continuing operations	$0.20	$0.16
Basic - loss from discontinued operations	-	-
Total basic earnings per share	$0.20	$0.16

Diluted - income from continuing operations	$0.20	$0.16
Diluted - loss from discontinued operations	-	-
Total diluted earnings per share	$0.20	$0.16

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31,	December 31,
	2008	2007
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$9,197	$7,976
Patient accounts receivable, less allowance for doubtful
accounts of $2,142 and $2,184, respectively	27,581	25,574
Accounts receivable - other	1,020	1,150
Other current assets	1,509	1,333
Total current assets	39,307	36,033

Fixed assets:
Furniture and equipment	29,281	28,782
Leasehold improvements	17,068	17,352
	46,349	46,134
Less accumulated depreciation and amortization	30,086	29,342
	16,263	16,792
Goodwill	40,631	37,650
Other intangible assets, net	3,981	3,930
Other assets	1,476	1,847
	$101,658	$96,252

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,321	$1,555
Accrued expenses	9,065	9,071
Current portion of notes payable	771	812
Total current liabilities	11,157	11,438
Notes payable	886	959
Revolving line of credit	9,800	7,000
Deferred rent	1,008	1,104
Other long-term liabilities	689	696
Total liabilities	23,540	21,197

Minority interests in subsidiary limited partnerships	5,847	5,648

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
14,077,555 and 14,053,192, shares issued, respectively	141	141
Additional paid-in capital	41,931	41,452
Retained earnings	61,827	59,442
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total shareholders' equity	72,271	69,407
	$101,658	$96,252

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)
	Three Months Ended March 31,
	2008	2007

OPERATING ACTIVITIES
Net income	$2,385	$1,829
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	1,484	1,125
Minority interests in earnings of subsidiary limited partnerships	1,672	1,315
Provision for doubtful accounts	748	631
Equity-based awards compensation expense	339	257
Loss on sale or abandonment of assets	45	6
Excess tax benefit from exercise of stock options	(75)	(9)
Recognition of deferred rent subsidies	(96)	(130)
Deferred income taxes	343	81
Closure costs - write-off of goodwill		-
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(2,755)	(1,001)
Increase in accounts receivable - other	130	173
(Increase) decrease in other assets	(148)	(396)
(Decrease) increase in accounts payable and accrued expenses	(240)	1,526
Increase in other liabilities	68	(7)
Net cash provided by operating activities	3,900	5,400

INVESTING ACTIVITIES
Purchase of fixed assets	(928)	(784)
Purchase of business, net of cash acquired	(2,831)	-
Acquisitions of minority interests, included in goodwill	(285)	(129)
Purchase of marketable securities - available for sale		(1,600)
Proceeds on sale of marketable securities - available for sale		640
Proceeds on sale of fixed assets	12	6
Net cash used in investing activities	(4,032)	(1,867)

FINANCING ACTIVITIES
Distributions to minority investors in subsidiary limited partnerships	(1,473)	(1,463)
Repurchase of common stock		-
Proceeds from revolving line of credit	2,800	-
Payments on revolving line of credit		-
Payment of notes payable	(114)	(166)
Excess tax benefit from stock options exercised	75	9
Proceeds from exercise of stock options	65	228
Net cash provided by (used in) financing activities	1,353	(1,392)

Net increase in cash and cash equivalents	1,221	2,141
Cash and cash equivalents - beginning of period	7,976	10,952
Cash and cash equivalents - end of period	$9,197	$13,093

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for :
Income taxes	$1,518	$109
Interest	$100	$29

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Acquired	Sold	Closed	Number of Clinics

Year Ended, December 31, 2006	30	8	(1)	(31)	292

First Quarter 2007, March 31, 2007	3	--	--	(2)	293

Second Quarter 2007, June 30, 2007	6	--	--	(1)	298

Third Quarter 2007, September 30, 2007	2	52	--	(6)	346

Fourth Quarter 2007, December 31, 2007	6	--	--	(3)	349

Year Ended, December 31, 2007	17	52	--	(12)	349

First Quarter 2008, March 31, 2008	4	1	--	(3)	351

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, 713-297-7000
Chief Financial Officer
or
Chris Reading, 713-297-7000
Chief Executive Officer